UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2005

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and Item 1.02 Entry into a Material Definitive Agreement (or a Material Amendment to Such an Agreement) and Termination of a Material Definitive Agreement

On December 16, 2005, Neogen Corporation terminated its lending relationship with Comerica Bank and entered into a new lending relationship with LaSalle Bank. The new lending relationship is an unsecured revolving line of credit that permits borrowings up to $17,500,000. Interest is at LIBOR, less 95 basis points. Financial covenants include maintaining specified funded debt to EBITDA and Debt Service Ratios, as well as specified levels of tangible net worth. The agreement matures December 1, 2007.

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 20, 2005, Neogen Corporation (together with its subsidiaries, the “Company”) issued a press release announcing that it had purchased accounts receivable, inventory, certain fixed assets and intangible assets of the dairy antibiotic business of Belgium based UCB. The Company expects to operate the business at its present location in Spain for approximately 60 days at which time it expects to integrate the operation into its USA facilities. There is no relationship between UCB and the Company.

The consideration for the sale, which was determined through arms length negotiations and subject to certain additional post closing adjustments, was $14.7 million in cash plus payments for certain current assets and accruals for transaction costs. Additional incentive compensation may be payable based on future events related to performance. Aggregate additional consideration is limited to $4.9 million. The source of the cash consideration was available cash balances and borrowings under the Company’s credit facility.

The Sale and Purchase Agreement between Neogen Corporation and UCB S.A. dated July 1, 2005, related to agreement to purchase of UCB’s food diagnostic business was filed as an Exhibit to the Neogen Corporation Form 10-K for the year ended May 31, 2005.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

See the discussion under Item 1.01 and Item 1.02, above.

ITEM 9.01. Financial Statement and Exhibits

(a) Financial statements of the businesses acquired and any pro forma financial statements of the businesses acquired are expected to be filed within 71 days of December 20, 2005.

(d) Exhibits

10 (i) Credit Agreement between Registrant and LaSalle Bank dated December 16, 2005

99.1 Press Release dated December 20, 2005 announcing Neogen Corporation’s acquisition of UCB’s dairy antibiotic testing business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)
Date: December 20, 2005
/s/ Richard R. Current
Richard R. Current
Vice President & CFO